UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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THE KOREA FUND, INC.

(Name of Registrant as Specified in its Charter)

1633 Broadway

New York, New York 10019

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE KOREA FUND, INC.

Dear Fellow Stockholders:

On behalf of the Board of Directors of The Korea Fund, Inc., (the “Board”) a Maryland corporation (the “Fund”), we are pleased to invite you to the special meeting (the “Meeting”) of the Stockholders of the Fund to be held telephonically via conference call on Friday, December 11, 2020 at 9:00 a.m., Eastern time.

On August 28, 2020, the Fund announced that it is pursuing arrangements with JPMorgan Asset Management (Asia Pacific) Limited (“JPMorgan Asia”) to serve as investment adviser of the Fund and with affiliates of JPMorgan Asia (including JP Morgan Chase Bank, N.A. and JPMorgan Funds Limited), to serve as administrator and custodian of the Fund. This follows a search process conducted by the Board in light of AllianzGI U.S.’s decision to transition away from the business of serving as sponsor/administrator of U.S. registered open- and closed-end funds. The change would result in the transition of the Fund’s day-to-day portfolio management, administration, fund accounting, custody and other services to JPMorgan Asia and its affiliates.

At the upcoming special Meeting, Stockholders will be asked to consider and vote with respect to a proposed new investment advisory agreement between the Fund and JPMorgan Asia. After consideration, the Board believes that JPMorgan Asia and its affiliates have the experience, capabilities and resources to provide qualify investment management and other services required for the day-to-day operations of the Fund. The Board has unanimously approved this proposal for the Fund and recommends that each Stockholder vote FOR the proposal.

Thank you in advance for your participation in this important vote.

Yours very sincerely,

Julian Read

Chairman of the Board

November [●], 2020

STOCKHOLDERS ARE URGED TO SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE, OR TO VOTE THROUGH THE INTERNET OR BY TELEPHONE, SO AS TO ENSURE A QUORUM AT THE MEETING. THIS IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES.

Both the Board and AllianzGI U.S. are sensitive to the health and travel concerns of the Fund’s Stockholders and the evolving recommendations from public health officials. Due to the difficulties arising from COVID-19, the Meeting will be conducted telephonically. Any Stockholder wishing to participate in the Meeting by means of remote communication can do so. If you were a record holder of Fund shares as of October 29, 2020, please e-mail AST Fund Solutions, LLC (“AST”) at attendameeting@astfinancial.com no later than 3:00 p.m. Eastern Time on [●], 2020 to register. Please include the Fund’s name in the subject line and provide your name and address in the body of the e-mail. AST will then e-mail you the meeting login information and instructions for voting during the Meeting. If you held Fund shares through an intermediary, such as a broker-dealer, as of October 29, 2020, and you want to participate in the Meeting, please e-mail AST at attendameeting@astfinancial.com no later than 3:00 p.m. Eastern Time on [●], 2020 to register. Please include your Fund’s name in the subject line and provide your name, address and proof of ownership as of October 29, 2020 from your intermediary. Please be aware that if you wish to vote at the Meeting you must first obtain a legal proxy from your intermediary reflecting the Fund’s name, the number of Fund shares you held and your name and e-mail address. You may forward an e-mail from your intermediary containing the legal proxy or attach an image of the legal proxy via e-mail to AST at attendameeting@astfinancial.com and put “Legal Proxy” in the subject line. AST will then e-mail you the conference call dial-in information and instructions for voting during the Meeting.

In light of uncertainties relating to COVID-19, the Fund reserves the flexibility to change the date, time, location or means of conducting the Meeting. In the event of such a change, the Fund will issue a press release announcing the change and file the announcement on the SEC’s EDGAR system, among other steps, but may not deliver additional soliciting materials to Stockholders or otherwise amend the Fund’s proxy materials. Although no decision has been made, the Fund may consider imposing additional procedures or limitations on Meeting attendees, subject to any restrictions imposed by applicable law. The Fund plans to announce these changes, if any, at https://www.thekoreafund.com/, and encourages you to check this website prior to the Meeting.

THE KOREA FUND, INC.

1633 Broadway

New York, NY 10019

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 11, 2020

To the Stockholders of The Korea Fund, Inc.:

Notice is hereby given that the Special Meeting of Stockholders (the “Meeting”) of The Korea Fund, Inc., (the “Fund”) is scheduled for Friday, December 11, 2020 at 9:00 a.m., Eastern time, to be held telephonically via conference call.

As described in the Proxy Statement, the Meeting has been called for the following purpose:

1.    To approve a new investment advisory agreement between the Fund and JPMorgan Asset Management (Asia Pacific) Limited, as described in Section I of the attached Proxy Statement; and

2.    To transact such other business as may properly come before the Meeting or any postponement or adjournment thereof.

The Board of Directors of the Fund unanimously recommends that you vote FOR Proposal 1 specified above.

The Boards of Directors of the Fund has fixed the close of business on October 29, 2020 as the record date for the determination of Stockholders entitled to notice of, and to vote at, the Meeting or any adjournment or postponement thereof. The enclosed proxy is being solicited on behalf of the Board of Directors of the Fund.

By order of the Boards of Directors of the Fund

Angela Borreggine Secretary and Chief Legal Officer

New York, New York

November [●], 2020

It is important that your shares be represented at the Meeting or by proxy, no matter how many shares you own. If you do not expect to attend the Meeting, then please give your voting instructions by telephone or via the internet by following the instructions on your proxy card, or, if you wish to vote by mail, you may vote by completing, signing, dating and returning your proxy card. Please give your voting instructions or submit your proxy card promptly in order to avoid any additional costs of further proxy solicitations and in order for the Meeting to be held as scheduled.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON DECEMBER 11, 2020

The Proxy Statement and the accompanying Notice of Special Meeting of Stockholders are available without charge by following the instructions on your Notice of Internet Availability of Proxy Materials. In addition, Stockholders can find important information about the Fund in its annual shareholder report, dated August 28, 2020, including financial reports for the fiscal year ended June 30, 2020. Upon request and without charge, the Fund will furnish each person to whom the Notice of Internet Availability of Proxy Materials or the Proxy Statement is delivered with a copy of these reports. You may obtain copies of these reports without charge by visiting www.thekoreafund.com, or by calling the Fund’s stockholder servicing agent at (800) 254-5197 or writing the Fund at 1633 Broadway, New York, New York 10019.

1

PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 11, 2020

THE KOREA FUND, INC.

1633 Broadway

New York, NY 10019

INTRODUCTION

The Board of Directors (the “Board” or “Directors”) of The Korea Fund, Inc., a Maryland corporation (the “Fund”), is soliciting proxies from the holders of common stock of the Fund (the “Stockholders”) in connection with the special meeting of Stockholders to be held telephonically via conference call on Friday, December 11, 2020 beginning at 9:00 a.m., Eastern time (the “Meeting”), and at any adjournments or postponements thereof.

The Board has fixed the close of business on October 29, 2020 as the record date (the “Record Date”) for the determination of stockholders of the Fund entitled to notice of, and to vote at, the Meeting and any postponement or adjournment thereof. Stockholders on the Record Date will be entitled to one vote for each full share and a proportionate fraction of a vote for each fractional share held, with no cumulative voting rights, with respect to each matter on which they are entitled to vote. As of the Record Date, there were [5,034,820] shares of common stock of the Fund outstanding (the “Shares”).

As has previously been reported, the Fund’s current investment manager, Allianz Global Investors U.S. LLC (“AllianzGI U.S.”), has determined to transition away from the business of serving as sponsor/administrator of U.S. registered open- and closed-end funds. On August 28, 2020, the Fund announced that it had conducted a search process and has determined to pursue arrangements with JPMorgan Asset Management (Asia Pacific) Limited (“JPMorgan Asia”) to serve as investment adviser of the Fund and with affiliates of JPMorgan Asia (including JP Morgan Chase Bank, N.A. and JPMorgan Funds Limited) to serve as administrator and custodian of the Fund (the “Transition”).

The Board has unanimously approved a proposed investment advisory agreement with JPMorgan Asia (the “Proposed Investment Advisory Agreement”) and proposed administrative, custody and other agreements with affiliates of JPMorgan Asia (together, “JPMorgan”), and recommends the Proposed Investment Advisory Agreement for approval by the Fund’s Stockholders. The Board believes that JPMorgan has the experience, capabilities and resources to provide qualify investment management and other services required for the day-to-day operations of the Fund. Among other considerations, the Board took into account that JPMorgan has agreed to provide such services to the Fund at fee and expense levels that are estimated to be somewhat lower than the Fund’s current fee and expense levels.

Subject to approval by Stockholders, the Transition is currently scheduled to take place on or about January 1, 2021, the date upon which the Fund’s current investment management agreement with AllianzGI U.S. is scheduled to terminate. If Stockholders do not approve the Proposed Investment Advisory Agreement, the Directors will take such further action as they deem to be in the best interests of the Fund and Stockholders.

The Notice of Special Meeting of Stockholders, this Proxy Statement and the proxy card are being made available to Stockholders of record as of the Record Date beginning on or about November [●], 2020 or as soon as practicable thereafter.

If the enclosed proxy is executed and returned, that vote may nevertheless be revoked at any time prior to its use by written notification received by the Fund (addressed to the Fund’s Secretary at the Fund’s principal executive offices, 1633 Broadway, New York, New York 10019), by the execution of a later-dated proxy, by the Fund’s receipt of a subsequent valid Internet or telephone vote, or by attending the Meeting and voting virtually. Proxies voted through the Internet or by telephone may be revoked at any time before they are voted in the same manner that proxies voted by mail may be revoked. Please note that merely virtually attending the Meeting without voting will not revoke a valid proxy.

All properly executed proxies received in time for the Meeting (as explained on the enclosed proxy card) will be voted as specified in the proxy. Unless instructions to the contrary are marked, proxies will be voted “FOR” the Proposal. Stockholders are urged to forward their voting instructions promptly.

The Fund provides periodic reports to all stockholders, which highlight relevant information, including investment results and a review of portfolio changes. You may receive an additional copy of the Fund’s annual report for its fiscal year ended June 30, 2020 and a copy of the Fund’s semi-annual report for the six-month period ended December 31, 2019, without charge, by calling the Fund’s stockholder servicing agent at (800) 254-5197 or writing the Fund at 1633 Broadway, New York, New York 10019.

SUMMARY OF THE PROPOSALS

As described below, the Meeting has been called for the following purposes:

1. To be voted on by all Stockholders of the Fund: the approval of a Proposed Investment Advisory Agreement between the Fund and JPMorgan Asia, as described in Section I below; and

2. To consider and act upon such other matters as may properly come before the Meeting and any adjourned or postponed session thereof.

The Board knows of no business other than the Proposal set forth herein to be considered at the Meeting. If any other business is properly presented before the Meeting, including any adjournment or postponement thereof, the persons named as proxies will vote in their sole discretion.

The principal executive offices of the Fund are located at 1633 Broadway, New York, New York 10019.

I. APPROVAL OF THE PROPOSED INVESTMENT ADVISORY AGREEMENT

Introduction

AllianzGI U.S., the Fund’s current investment manager, has determined to transition away from the business of serving as sponsor/administrator of U.S. registered open- and closed-end funds. Accordingly, the Board conducted a search process and has determined to pursue arrangements with JPMorgan Asia to serve as investment adviser of the Fund and with affiliates of JPMorgan Asia (together with JPMorgan Asia, the “JPMorgan Entities” or “JPMorgan”) to serve as administrator and custodian of the Fund (the “Transition”).

AllianzGI U.S. currently provides or procures the investment advisory and administrative services required by the Fund pursuant to a single investment management agreement (defined below as the Current IMA), and the Fund and/or AllianzGI U.S. retains State Street Bank & Trust Company (“State Street”) to provide custody and fund accounting services to the Fund. In connection with the contemplated Transition, the Board unanimously approved the Proposed Investment Advisory Agreement, pursuant to which JPMorgan Asia would provide the day-to-day portfolio management services required by the Fund. The Board also unanimously approved (i) a new Services Agreement between the Fund and JPMorgan Funds Limited (“JPMFL”), pursuant to which JPMFL would provide or procure compliance, legal, recordkeeping, service provider oversight and other administrative services for the Fund, including the provision of personnel of JPMFL or its affiliates to serve as officers of the Fund, (ii) a new Fund Administrative Services Agreement between the Fund and JPMorgan Chase Bank, N.A. (“JPMorgan Chase”), pursuant to which JPMorgan Chase would provide fund accounting, financial regulatory and reporting, treasury, tax and compliance reporting services for the Fund, and (iii) a new Global Custody Agreement between the Fund and JPMorgan Chase, pursuant to which JPMorgan would serve as custodian and provide related services on behalf of the Fund (together, the “Other JPMorgan Agreements”). Following the Transition, pursuant to the Proposed Investment Advisory Agreement and Other JPMorgan Agreements, the JPMorgan Entities would collectively provide all of the investment advisory and administrative services for the Fund currently provided or procured by AllianzGI U.S. under the Current IMA, and JPMorgan Chase would provide the custody services to the Fund currently provided by State Street in its capacity as the Fund’s current custodian. The fee and expense arrangements under the Other JPMorgan Agreements are discussed below.

Stockholders of the Fund are being asked to approve the Proposed Investment Advisory Agreement with JPMorgan Asia (this Proposal 1) at the upcoming Meeting. Stockholder approval is not required or being sought with respect to the Other JPMorgan Agreements. However, the Other JPMorgan Agreements and related arrangements with JPMorgan will not take effect unless and until the Proposed Investment Advisory Agreement is approved by Stockholders and takes effect.

Subject to approval by Stockholders, the Transition is currently scheduled to take place on or about January 1, 2020, the date upon which the Fund’s current investment management agreement with AllianzGI U.S. is scheduled to terminate. If Stockholders do not approve the Proposed Investment Advisory Agreement, the Directors will take such further action as they deem to be in the best interests of the Fund and Stockholders.

Information Regarding the Proposed Investment Adviser – JPMorgan Asia

JPMorgan Asia, together with various affiliated investment advisers and the asset management division of JPMorgan Chase comprise the asset management business of J.P. Morgan Asset & Wealth Management. J.P. Morgan Asset Management is the marketing name for the asset management businesses of JPMorgan Chase & Co. and its affiliates worldwide (“JPMC”). JPMC is a publicly traded global financial services firm. JPMorgan Asia is a wholly-owned subsidiary of JPMorgan Asset Management (Asia) Inc., which is a subsidiary of JPMC.

JPMorgan Asia was incorporated in Hong Kong on November 26, 1974. As of December 31, 2019, JPMorgan Asia had $65,203,872,737 in assets under management for a range of banking institutions, pooled investment vehicles, pensions, government entities, sovereign wealth funds and insurance companies. [No Trustees of the Fund own securities in or have any other material direct or indirect interests in JPMorgan Asia as of the date of the filing of this Proxy Statement.] JPMorgan Asia does not serve as investment adviser to any investment companies registered under the Investment Company Act of 1940, as amended.

The names and principal occupations of the principal executive officers of JPMorgan Asia and its parent entities are set forth below. The address of each is c/o JPMorgan Asset Management (Asia Pacific) Limited, Charter House, 8 Connaught Road, 21st Floor, Hong Kong.

Name:	Principal Occupation:	Years at JPMorgan:	Years in the Industry:
Ayaz Hatim Ebrahim	Managing Director (Global EMAP Portfolio Manager)	[●]	[●]
Edwin Tsun Kay Chan	Managing Director	[●]	[●]
Shaw Yann Ho	Managing Director	[●]	[●]
Muriel Yerk Kwan Sung	Chief Compliance Officer, Managing Director	[●]	[●]
Chloe Louise Thomas	Managing Director	[●]	[●]
Daniel James Watkins	Managing Director	[●]	[●]

The Fund will be managed by JPMorgan Asia’s Korea investment team, John Cho and Seol Kim, who are part of JPMorgan’s Emerging Markets and Asia Pacific (“EMAP”) Equities team[, which is led by Ayaz Ebrahim,] and they are supported by the product and sector analysts within the wider team. JPMorgan Asia has a strong team-orientated investment approach, with portfolio managers and research analysts across the group participating fully in the investment process.

John Cho, executive director, is a country specialist for Korean equities within the EMAP Equities team based in Hong Kong. He joined the firm in 2007 and transferred to Hong Kong from Seoul to take up his current role in 2011. Prior to that, he worked as a Korea equity sales for seven years, with his last position at Woori Investment & Securities. John obtained a M.Sc. in International Securities, Investment and Banking from the University of Reading in the U.K. and an M.A. in Business Economics from Wilfrid Laurier University in Canada.

Ayaz Ebrahim, managing director, is a portfolio manager and the co-head of the Asia Pacific Regional team within the EMAP Equities team based in Hong Kong. He also chairs the Asia Pacific Asset Allocation Committee. Before joining JPMAM in September 2015, Ayaz was previously with Amundi Hong Kong where he spent more than five years as the CIO of Asia ex-Japan equities and Deputy Chief Executive Officer (CEO). Prior to that Ayaz was the CIO, Asia Pacific, for both HSBC Global Asset Management and Deutsche Asset Management. From 1991 to 2002, he worked at Crédit Agricole Asset Management Hong Kong (now named Amundi Hong Kong Limited), initially as an investment manager and subsequently as CIO for Asia. Ayaz holds a Doctorate degree in Civil Law (DCL) and a Bachelor of Science degree (Honours) in Accountancy from the University of East Anglia in the U.K.

Seol Kim, vice president, is a country specialist for Korean equities within the EMAP Equities team based in Seoul. Seol joined the firm in 2016 from BNP Paribas where she was a Korean Equity Sales. Prior to that, she was a research analyst with KB Asset Management for 5 years. She also worked as an investment analyst with UBS and JPMorgan. Seol started her career with Samsung SDS in 2003 and obtained a BSc. in Mathematics and Economics from London School of Economics.

Information Regarding the Other JPMorgan Entities

Pursuant to the Other JPMorgan Agreements described above, JPMFL would serve as the administrator of the Fund and JPMorgan Chase would serve as the custodian. JPMFL is a UK-based affiliate of JPMorgan Asia and, if the Transition as described above is consummated, is expected to request that the Board approve the following individuals as officers of the Fund.

President and Chief Executive Officer – Simon Crinage

Simon Crinage, managing director, is Head of J.P. Morgan Asset Management’s closed-end fund business. Until its liquidation in 2017, Simon was both a Director and President of JPMorgan China Region Fund, Inc. (NYSE: JFC) and between 2014 and 2019 President of The Taiwan Fund Inc. (NYSE: TWN). An employee since 1984, Simon has over 30 years closed-end fund experience. He spent much of the 1990’s with Jardine Fleming in Asia, working in Hong Kong, Japan and Malaysia, where he had responsibility for developing their mutual fund businesses in those countries.

Chief Financial Officer/Treasurer – Neil Martin

Neil Martin, executive director, is Head of the UK Client Service Board Management, UK Product Administration & Oversight. Neil is responsible for provision of company secretarial services to the JPMorgan UK & Luxembourg Fund range and the Product administration and Oversight for the JPMorgan UK fund range only. This includes daily NAV oversight, financial statement production, client reporting, vendor management and certain regulatory responsibilities. Neil was the Treasurer of JPMorgan China Region Fund, Inc. (NYSE: JFC) from 2014 until its liquidation in 2017.

Secretary – Paul Winship

Paul Winship, vice president, is a company secretary in J.P. Morgan Asset Management’s investment trust business. Since joining JPMorgan in early 2014 he has worked with JPMorgan European Investment Trust plc, JPMorgan Russian Securities plc, JPMorgan Multi-Asset Trust plc and The Taiwan Fund, Inc. Paul began his training as a company secretary with Trafalgar House plc in London and over the past 10 years has been a company secretary for corporate trust companies in the City of London and most recently for the Aga Khan Fund for Economic Development in Paris. He has an LLB (Hons) in Law and is an Associate of the Chartered Governance Institute (previously known as the Institute of Chartered Secretaries and Administrators) and also of the Association of Taxation Technicians.

Chief Compliance Officer – Stephen Ungerman

Stephen Ungerman, managing director, is the Chief Compliance Officer of the JPMorgan Funds. An employee since 2000, he previously managed the Funds Administration Group supporting the JPMorgan mutual funds and alternative products. Prior to joining the firm, Stephen held a number of positions in Prudential Financial’s asset management business, including assistant general counsel, tax director, and co-head of Funds Administration. Stephen was formerly a tax senior manager with Price Waterhouse (New York) and an associate attorney with Dietrick & Carter PC. He holds a B.A. in English from the University of Virginia, a J.D. from the University of Richmond School of Law, and an LL.M. in tax law from New York University School of Law. Stephen also holds Series 7 and 66 licenses. He is a member of the state bar in New York and Virginia, and a Certified Public Accountant.

Description of the Current Investment Management Agreement

As noted above, AllianzGI U.S. currently serves as the investment manager (providing both investment advisory and administrative services) for the Fund pursuant to an Investment Management Agreement, dated as of April 11, 2007, and amended and restated as of April 1, 2013, between AllianzGI U.S. and the Fund (the “Current IMA”). The Board and the Directors of the Fund who are not “interested persons”, as defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (the “1940 Act”), of the Fund, AllianzGI U.S. or JPMorgan Asia (the “Independent Directors”), most recently approved the continuation of the Current IMA on October 24, 2019 for a one-year period ending December 31, 2020. The Current IMA was last submitted the Fund’s Stockholders for approval at a meeting held on April 11, 2007 (at which point the Fund’s investment manager was RCM Capital Management LLC, which subsequently merged into AllianzGI U.S. on April 1, 2013).

Services. Under the terms of the Current IMA, AllianzGI U.S., subject to the supervision of the Board, is obligated to furnish continuously an investment program for the Fund, to make investment decisions on behalf of the Fund, to place all orders for the purchase and sale of portfolio securities, and to provide administrative services reasonably necessary for the operation of the Fund, including but not limited to furnishing office space and equipment, providing bookkeeping and clerical services (excluding determination of net asset value and Stockholder accounting services) and paying all salaries, fees and expenses of the officers and Directors of the Fund who are affiliated with AllianzGI U.S.

Compensation. As compensation for AllianzGI U.S.’s services rendered, and for the facilities furnished and for the expenses borne by AllianzGI U.S., the Fund pays AllianzGI U.S. a management fee under the Current IMA at the following annual percentage rates, based on the average daily net asset value of the Fund:

Annual Management Fee Rate Under the Current IMA

(based on the average daily net assets of the Fund)

First $250 million	0.750%
Next $250 million	0.725%
Next $250 million	0.700%
Next $250 million	0.675%
Amounts in excess of $1 billion	0.650%

In addition to the investment management fees paid by the Fund under its Current IMA as described above, the Fund currently directly bears expenses for other administrative services and costs outside of its Current IMA, including expenses associated with various third-party service providers, such as audit, custodial, legal, transfer agency, printing and other services required by the Fund. The fees and expenses for these services are currently included in the Fund’s total expenses and are borne by the Fund’s Stockholders.

Term/Termination/Amendment. The Current IMA took full force and effect for an initial two-year period, and has been subject thereafter to annual approval in accordance with the 1940 Act (i.e., approval by the Board of Directors, or a majority of the Fund’s outstanding voting securities and, in either event, by the vote cast in person by a majority of the Independent Directors). The Current IMA can also be terminated without penalty at any time (i) by the Fund (either by vote of a majority of the Fund’s outstanding voting securities or by vote of a majority of Directors); or (ii) by AllianzGI U.S., in each case on 60 days’ written notice delivered to the other party. Additionally, the Current IMA terminates automatically in the event of its assignment (as defined in the 1940 Act). The Current IMA may not be materially amended unless such material amendment is approved at a meeting by the affirmative vote of a majority of the outstanding voting securities of the Fund, and by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Independent Directors of the Fund.

As noted above, the current term of the Current IMA expires on December 31, 2020. If the Proposal is approved, the Current IMA will terminate in connection with the anticipated effectiveness of the Proposed Investment Advisory Agreement. If Stockholders do not approve the Proposed Investment Advisory Agreement, the Directors will take such further action as they deem to be in the best interests of the Fund and Stockholders.

Standard of Care/Liability. The Current IMA provides that, in the absence of willful misfeasance, bad faith or gross negligence on the part of AllianzGI U.S., or reckless disregard of its obligations and duties under the Current IMA, AllianzGI U.S., including its officers, directors and partners, will not be subject to any liability to the Fund, or to any Stockholder, officer, partner or Director thereof, for any act or omission in the course of, or in connection with, rendering services under the Current IMA.

Description of the Proposed Investment Advisory Agreement

At a meeting held on November 6, 2020, the Board, including the Independent Directors, unanimously approved, subject to the approval of the Stockholders of the Fund, the Proposed Investment Advisory Agreement between JPMorgan Asia and the Fund, a form of which is attached to this Proxy Statement as Appendix A. The information below summarizes material terms of the Proposed Investment Advisory Agreement and is qualified in its entirely by reference to the form of agreement in Appendix A hereto.

Services. Pursuant to the Proposed Investment Advisory Agreement, subject to the general supervision of the Board, JPMorgan Asia would manage the investment operations of the Fund and determine the composition of the Fund’s holdings of securities and investments, including cash, the purchase, retention and disposition thereof and agreements relating thereto, all in accordance with the Fund’s stated investment objectives and policies. In doing so, JPMorgan Asia would furnish a continuous investment program for the Fund and determine from time to time what investments or securities will be purchased, retained, sold or lent by the Fund, and what portion of the assets will be invested or held uninvested as cash, and would effect the Fund’s portfolio transactions. JPMorgan Asia would also report to the Board as to its services on behalf of the Fund, maintain required books and records with respect to the Fund’s investments, and exercise or procure the exercise of any voting rights attaching to the Fund’s investments or any rights of the Fund with respect to class action proceedings or other corporate or legal actions concerning the Fund’s investments. Pursuant to the Proposed Investment Advisory Agreement, JPMorgan Asia would assumes and pay for maintaining its staff and personnel and, at its own expense, provide the equipment, office space, office supplies, and facilities necessary to perform its obligations under the Agreement.

Compensation. Under the Proposed Investment Advisory Agreement, as compensation for JPMorgan Asia’s services rendered, and for the facilities furnished and for the expenses borne by JPMorgan Asia, the Fund would pay JPMorgan Asia a fee at the following annual percentage rates, based on the average daily net asset value of the Fund:

Annual Management Fee Rate Under the Proposed Investment Advisory Agreement

(based on the average daily net assets of the Fund)

First $250 million	0.700%
Amounts in excess of $250 million	0.650%

Term/Termination/Amendment. The Proposed Investment Advisory Agreement, if approved by Stockholders, will remain in full force and effect as to the Fund, unless sooner terminated as described below, for an initial two-year period, and shall continue thereafter on an annual basis provided that continuance is specifically approved at least annually (i) by either the Directors or a vote of the majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund; and (ii) by a majority of the Independent Directors by vote cast in person at a meeting called for such purpose (or otherwise, as consistent with applicable laws, regulations and related guidance and relief). The Proposed Investment Advisory Agreement may also be terminated at any time, without the payment of any penalty, by vote of a majority of all the Directors of the Fund or by the affirmative vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund on 60 days’ written notice to JPMorgan Asia, or by JPMorgan Asia at any time, without the payment of any penalty, on 90 days’ written notice to the Fund. The Proposed Investment Advisory Agreement would automatically and immediately terminate in the event of its “assignment” (as defined in the 1940 Act).

Standard or Care/Liability. The Proposed Investment Advisory Agreement provides that JPMorgan Asia shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which the Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act) or a loss resulting from willful misfeasance, bad faith or gross negligence on JPMorgan Asia’s part in the performance of its duties or from reckless disregard by it of its obligations and duties under the Agreement.

Effective Date. If the Proposed Investment Advisory Agreement is approved by the Fund’s Stockholders, it will take effect concurrent with the termination of the Current IMA. The current term of the Current IMA expires on December 31, 2020. The actual effective date of the Proposed Investment Advisory Agreement will be at a date and time mutually agreeable to the Fund, JPMorgan Asia and AllianzGI U.S. in order to effect an efficient transition for the Fund and Stockholders.

Comparison of Fees and Expenses under the Current IMA and the Proposed Investment Advisory Agreement.

As described above, following the Transition and pursuant to the Proposed Investment Advisory Agreement and Other JPMorgan Agreements, JPMorgan Asia and other JPMorgan Entities would collectively provide all of the investment advisory and administrative services for the Fund currently provided or procured by AllianzGI U.S. under the Current IMA, and JPMorgan Chase would provide the custody services to the Fund currently provided by State Street in its capacity as the Fund’s current custodian.

The proposed advisory fees payable under the Proposed Investment Advisory Agreement are described above. The Board has also approved a Fee Agreement with JPMorgan setting forth fees and expenses to be paid or reimbursed to JPMorgan Chase for fund accounting and custody services under the Fund Administrative Services Agreement and Global Custody Agreement. JPMFL is not entitled to any compensation or reimbursement from the Fund under its contemplated Services Agreement with the Fund, and will be compensated or reimbursed by JPMorgan Asia for its services pursuant to a JPMorgan intercompany arrangement. The Board also approved a proposed expense limitation arrangement (the “Expense Limitation”) pursuant to which JPMorgan Asia would agree to waive a portion of its investment advisory fee and/or pay expenses of the Fund such that, for a three-year period following the effectiveness of the Proposed Investment Advisory Agreement, the Fund’s fees and expenses (i) for administrative services currently provided by AllianzGI U.S. under the Current IMA would not exceed $78,000 per annum and (ii) for fund accounting services currently provided or procured by AllianzGI under the Current IMA would not exceed $20,000 per annum. The Fund would separately pay or reimburse fees and expense to JPMorgan Chase for custody and related services under the Global Custody Agreement in accordance with the Fee Agreement and outside of the Expense Limitation.

The tables below set forth the total annual expenses incurred by the Fund during its most recent fiscal year ended June 30, 2020 and estimates of the pro forma total annual expenses that the Fund would have incurred during the same period if the Proposed Investment Advisory Agreement and Other JPMorgan Agreements (before and after taking into account the Expense Limitation) had been in effect, and the Fund’s asset levels remained the same.

ANNUAL EXPENSES AND PRO FORMA ANNUAL EXPENSES

(expressed as a percentage of net assets attributable to Common Shares)

Under Current IMA
Management Fees (advisory and administrative)	0.75%
Other Expenses	[●]	%
Total Annual Expenses	[●]	%

Estimated Pro Forma Under Proposed Investment Advisory Agreement
Advisory Fees	0.70%
Administrative Fees*	[●]	%
Other Expenses**	[●]	%
Total Annual Expenses	[●]	%
(Expense Reduction/Fee Waiver)***	[(●)]	%
Total Annual Expenses After Expense Reduction/Fee Waiver	[●]	%

*	Includes fees and expenses payable by the Fund under the contemplated Fund Administrative Services Agreement between the Fund and JPMorgan Chase in accordance with the Fee Agreement.
**	Includes, among other expenses, fees and expenses payable by the Fund to JPMorgan Chase under the contemplated Global Custody Agreement in accordance with the Fee Agreement.
***

Reflects the contemplated Expense Limitation, pursuant to which JPMorgan Asia would agree to waive a portion of its investment advisory fee and/or pay expenses of the Fund such that, for a three-year period, the Fund’s fees and expenses (i) for administrative services currently provided by AllianzGI U.S. under the Current IMA would not exceed $78,000 per annum and (ii) for fund accounting services currently provided or procured by AllianzGI under the Current IMA would not exceed $20,000 per annum.

The Board’s Consideration of the Proposed Investment Advisory Agreement

The 1940 Act requires that the Board and a majority of the Independent Directors, voting separately, approve the Proposed Investment Advisory Agreement with JPMorgan Asia on behalf of the Fund (as used in this section, the “Agreement”). The Fund’s Board is comprised of three Directors, all of whom are Independent Directors. At a video/telephonic meeting1 held on November 6, 2020, the Board approved the Proposed Investment Advisory Agreement at the recommendation of the Board’s Contracts Committee, which is comprised of all three Independent Directors. Throughout the Board’s process for reviewing the Agreement, the Independent Directors received legal advice from legal counsel that is experienced in 1940 Act matters, and with whom they met separately throughout the process.

[1]

The Board and the Independent Directors determined to rely on the relief granted by an order issued by the U.S. Securities and Exchange Commission (the “SEC”) that permits fund boards of directors to approve advisory contracts at a meeting held remotely rather than in-person in response to the impact of COVID-19 on investment advisers and funds.

The Directors believe that AllianzGI U.S. has served the Fund well for many years. However, AllianzGI U.S. announced earlier this year (in July 2020) its intention to transition away from the business of serving as sponsor/administrator of U.S. registered open- and closed-end funds on or about the end of calendar 2020. Upon learning of this development, the Fund’s Board conducted a search process which involved consideration of and interviews with several large asset management firms with experience managing investment vehicles that focus on Korean equity securities such as the Fund, and closed-end funds in particular. Following completion of the search process, on August 28, 2020, the Fund announced that it had determined to pursue arrangements with JPMorgan Asia and its affiliates to replace AllianzGI U.S. as investment adviser and administrator to the Fund.

Following negotiations with JPMorgan regarding the terms and arrangements under the proposed Investment Advisory Agreement and the Other JPMorgan Agreements, the Directors provided a written request for information from JPMorgan Asia and other applicable JPMorgan Entities to provide all information as may reasonably be necessary for the Directors to evaluate the terms of the Proposed Investment Advisory Agreement and other applicable proposed arrangements in connection with the Transition. In response to this request, the Board received and relied upon materials provided by JPMorgan Asia and other JPMorgan Entities, which included, among other items:

(i) information regarding the Korean equity investment strategy and approach to be used by JPMorgan Asia in managing the Fund’s portfolio, including information regarding JPMorgan’s clients and assets under management with a similar investment strategy;

(ii) information regarding the background and qualifications the portfolio managers and other personnel at JPMorgan Asia who would provide investment management, research, portfolio trading and other asset management services on behalf of the Fund and related technologies and systems in place at JPMorgan Asia;

(iii) information regarding how the Korean equity strategy to be used by JPMorgan Asia in managing the Fund’s portfolio differs from the approach used by AllianzGI U.S., including estimates of anticipated portfolio turnover in connection with the Transition;

(iv) information regarding the overall organization of JPMorgan Asia and other applicable JPMorgan Entities (including JPMorgan Chase and JPMFL), including information regarding clients and assets under management, financial resources and results, and senior management and other personnel who would provide administrative, fund accounting, legal, compliance, custody and other services to the Fund, including the current Form ADV of JPMorgan Asia and the most recent audit financial statements of JPMorgan Asia’s parent company, JPMorgan Chase & Co., and a recent balance sheet of JPMorgan Asia;

(v) information compiled from Morningstar regarding the investment performance of JPMorgan funds and accounts that focus on Korean equity securities for various time periods ended August 31, 2020 in comparison to the investment performance of the Fund and a comparative peer group of funds and an applicable benchmark index;

(vi) information compiled from Morningstar regarding the proposed investment management fees and estimated total annual expenses of the Fund under the Proposed Investment Advisory Agreement and other contemplated arrangements with JPMorgan in comparison to the Fund’s current fees and expenses with AllianzGI U.S. as investment manager and with the fees and expenses of a comparative peer group of funds;

(vii) information regarding the investment management fees and expenses of comparable funds and accounts managed by JPMorgan Asia with a Korean equity focus;

(viii) information regarding the estimated annual profitability to JPMorgan Asia from its relationship with the Fund under the Proposed Investment Advisory Agreement and other arrangements with JPMorgan;

(ix) descriptions of various administrative, compliance, legal, fund accounting, vendor oversight and other services to be provided to the Fund by JPMorgan Entities following the Transition and the related experience of the JPMorgan Entities in these areas, and the experience and qualifications of JPMorgan personnel who will be responsible for providing such services, including personnel who will be proposed to serve as the Fund’s principal executive officers (including President, Treasurer, Chief Compliance Officer and Chief Legal Officer) following the Transition;

(x) descriptions of the compliance policies and program of JPMorgan Asia and other JPMorgan Entities that will be applied and implemented for the Fund, including those relating to potential conflicts of interest;

(xi) descriptions of the various programs in place at JPMorgan Asia and otherwise at JPMorgan to oversee and manage various categories of investment, operational, business and strategic and other risks, including with respect to business continuity and disaster recovery and cybersecurity and data security risks;

(xii) a description of any “fall-out” benefits that JPMorgan may realize as a result of its relationship with the Fund; and

(xiii) information regarding potential economies of scale that JPMorgan Asia may experience in its management of the Fund.

Following receipt of the requested information, the Board and its Contracts Committee participated in several telephone calls and video meetings with their counsel and with representatives from JPMorgan and AllianzGI US. to review and discuss the materials provided and the prosed arrangements, which included meetings of the Contracts Committee and the Board on October 22, 2020, and additional meetings of the Contracts Committee and Board on November 6, 2020 at which the Board approved the Proposed Investment Advisory Agreement and related arrangements (together, the “Review Meetings”).

During the course of the Review Meetings, the Directors examined the abilities of JPMorgan Asia and other JPMorgan Entities to provide high-quality investment advisory, administrative and other services to the Fund in replacement of AllianzGI U.S. Among other information, the Trustees considered the investment philosophy and research and decision-making processes to be employed by JPMorgan Asia; the experience of key advisory personnel of JPMorgan Asia who would be responsible for portfolio management and trading for the Fund; the ability of JPMorgan Asia to attract and retain capable personnel; and the capabilities of the senior management and staff of JPMorgan Asia and other JPMorgan Entities who will provide services to the Fund, including those who will be proposed to serve as officers of the Fund. In addition, the Directors considered the quality of services to be provided by JPMorgan Asia and other JPMorgan Entities with respect to regulatory compliance and compliance with the investment policies and restrictions of the Fund; the nature and quality of the supervisory and administrative services that JPMFL will be responsible for providing to or procuring for the Fund; and conditions that might affect the abilities JPMorgan Asia or other JPMorgan Entities to provide high-quality services to the Fund under the Proposed Investment Advisory Agreement and Other JPMorgan Agreements. These included JPMorgan’s financial condition and operational stability, and any anticipated investment or personnel resource or capacity constraints associated with JPMorgan’s taking the Fund on as a new client.

Among other information, the Directors reviewed information showing the total return/net asset value investment performance of JPMorgan funds and accounts that focus on Korean equity securities for various time periods ended August 31, 2020 in comparison to the investment performance of the Fund and a comparative peer group of funds and an applicable benchmark index, and noted that the performance results of JPMorgan Asia in the Korean equity strategy generally compared favorably for the periods show, particularly during the three- and five-year periods.

Based on the foregoing and other considerations, the Directors concluded that JPMorgan Asia’s investment process, research capabilities and philosophy were well suited to the Fund given its investment objective and policies, and that JPMorgan Asia and other JPMorgan Entities would be able to meet any reasonably foreseeable obligations under the Proposed Investment Advisory Agreement and Other JPMorgan Agreements following the Transition. The Directors also determined to adopt a conditional performance-based tender offer policy for the Fund as a means to monitor the Fund’s performance and signal potential action in the event of underperformance following the Transition. See “Conditional Performance-Based Tender Offer Policy” below.

In assessing the reasonableness of the proposed fees under the Proposed Investment Advisory Agreement, the Directors considered, among other information, the proposed annual advisory fee rate payable to JPMorgan Asia of 0.70% of the Fund’s average daily net assets up to $250 million is lower than the Fund’s current investment management fee of 0.75% up to the $250 million breakpoint under the Current IMA. They also took into account that the Current IMA covers administrative and fund accounting services that will not be provided under the Proposed Investment Management Agreement, but that JPMFL and JPMorgan Chase will provide such services to the Fund pursuant to the Other JPMorgan Agreements. In this regard, the Directors took into account the proposed Fee Agreement with respect to the Other JPMorgan Agreements, together with JPMorgan Asia’s agreement to observe the Expense Limitation, such that the Fund’s fees and expenses for administrative and fund accounting services currently provided by AllianzGI U.S. will not exceed $78,000 and $20,000, respectively, for a three-year period. The Directors noted that, as a result of these proposed arrangements, the Fund’s estimated total annual expense ratio (after taking into account the Expense Limitation) with JPMorgan following the Transition is anticipated to be [somewhat] lower than the Fund’s current total expense ratio with AllianzGI U.S. as investment manager under the Current IMA. In addition, the Directors took into account information comparing the Fund’s proposed fees and estimated total expenses with the investment management fees and total expense ratios of a comparable peer group of funds based on information provided by Morningstar, which indicated that the Fund’s estimated advisory fees and total expenses following the Transition would be below average and on the low end of the range of fees and expenses of the peer funds. The Directors also took into account information regarding the management fees charged by JPMorgan Asia to comparable funds and accounts it manages (none of which are U.S. registered closed-end funds), but in doing so considered that these comparisons may not be particularly apt in light of differences in levels of investment management and administrative services, operations, regulatory and compliance burdens and other factors differentiating the Fund from other types of funds or accounts.

The Directs also considered an estimated annual profitability analyses provided by JPMorgan Asia with respect to its relationship with the Fund, including descriptions of the methodologies and assumptions used by JPMorgan Asia in estimating profitability. Based on the information provided, the Directors determined, taking into account the various assumptions made, that such estimated profitability did not appear to be excessive.

The Directors also took into account the entrepreneurial and business risk that JPMorgan will be subject to by assuming the role of investment manager of the Fund.

The Directors also considered the extent to which JPMorgan may realize economies of scale or other efficiencies in managing and supporting the Fund following the Transition. The Directors noted that, as a listed closed-end fund, it is not currently anticipated that the Fund will raise additional assets or otherwise grow in size other than through investment gains. However, the Directors took into account that the Proposed Advisory Agreement imposes a fee waiver/breakpoint from 0.70% to 0.65% on the Fund’s average daily net assets in excess of $250 million, which would serve as a means of partially sharing economies of scale or efficiencies gained by JPMorgan Asia through asset growth above this level with Fund shareholders.

Additionally, the Independent Trustees considered so-called “fall-out benefits” to JPMorgan from JPMorgan Asia’s relationship as investment adviser to the Fund, such as research, statistical and quotation services, if any, the firm may receive from broker-dealers executing the Fund’s portfolio transactions or reputational value derived from serving as investment adviser to the Fund. They also considered the compensation and other benefits to be received by other JPMorgan Entities, including JPMFL and JPMorgan Chase, for providing administrative, fund accounting, custody and other services to the Fund pursuant to the Other JPMorgan Agreements as described above.

After reviewing and considering these and other factors described herein, the Directors concluded, in their business judgment, within the context of their overall conclusions regarding the Proposed Investment Advisory Agreement and other contemplated arrangements with JPMorgan, and based on information provided and related representations made by JPMorgan Asia and other JPMorgan Entities, that they were satisfied that fees payable under the Proposed Investment Advisory Agreement represent reasonable compensation in light of the nature, extent and quality of services to be provided by JPMorgan Asia. Based on their evaluation of factors that they deemed to be material, including but not limited to those factors described above, the Board and the Independent Directors unanimously approved the Proposed Investment Advisory Agreement, having concluded that the terms of the Agreement are fair and reasonable to the Fund, and recommended that the Proposed Investment Advisory Agreement be approved by the Fund’s Stockholders at the Meeting.

Conditional Performance-Based Tender Offer Policy

In connection with the Proposed Investment Advisory Agreement with JPMorgan Asia, the Board of Directors of the Fund has adopted a policy pursuant to which it will cause the Fund to conduct an issuer tender offer for up to twenty-five percent (25%) of its then issued and outstanding shares of common stock on or before September 30, 2024, and thereafter on each third year anniversary, if the Fund’s total return investment performance measured on a net asset value basis does not equal or exceed the total return investment performance of the MSCI Korea 25/50 Index (as described and measured in the Fund’s June 30, 2020 annual shareholder report) during the period commencing on April 1, 2021 and ending on June 30, 2024 (and for three-year testing periods thereafter), with the size of any such tender offer, the price at which shares are to be tendered and other terms and conditions of such tender offer to be determined by the Board of Directors in its discretion based on its review and consideration of the then-current size of the Fund, market conditions and other factors it deems relevant.

Required Vote

Approval of the Proposed Investment Advisory Agreement requires the “affirmative vote of a majority of the outstanding shares” of the Fund. Assuming the Meeting is duly called and held, this means the affirmative vote (a) of the holders of 67% or more of the outstanding voting securities of the Fund present (in person or by proxy) and entitled to vote at the Meeting, if the holders of more than 50% of the outstanding voting securities of the Fund entitled to vote at the Meeting are present in person or by proxy, or (b) of the holders of more than 50% of the outstanding voting securities of the Fund entitled to vote at the Meeting, whichever or (a) or (b) is less. Abstentions and broker “non-votes” will have the effect of a vote against the Proposal. Stockholders will have the opportunity to vote both in advance of and during the Meeting.

THE BOARD OF DIRECTORS OF THE FUND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL.

II. FUND INFORMATION

This section provides certain information about the Fund, including information about its investment adviser, independent registered public accounting firm and the identity of persons holding more than 5% of the outstanding shares of any class of any Fund.

The Fund is a closed-end management investment company organized as a Maryland corporation. The address of the Fund is 1633 Broadway, New York, New York 10019.

Current Investment Adviser

AllianzGI U.S., with principal offices at 1633 Broadway, New York, New York 10019, serves as the investment adviser of the Fund and provides both investment and administrative services.

Affiliated Service Providers

As described above, if the Proposed Investment Advisory Agreement with JPMorgan Asia is approved and takes effect, the Fund intends to appoint JPMFL and JPMorgan Chase to provide administrative, fund treasury, custody and other services for the Fund pursuant to the Other JPMorgan Agreements pursuant to the fee and expense arrangements summarized above.

Brokerage and Research Services

The Fund did not pay any commissions to an affiliated broker during the most recently completed fiscal year.

Independent Registered Public Accounting Firm

At a meeting held on October 21, 2020, the Audit and Compliance Committee and the Board of Directors of the Fund, including a majority of the Independent Directors, selected PricewaterhouseCoopers LLP (“PWC”) to act as the independent registered public accounting firm for the Fund for the fiscal year ending June 30, 2021. The Fund’s financial statements for the fiscal years ended June 30, 2020 and June 30, 2019 were audited by PWC. PwC provides audit services, tax return review and assistance and consultation in connection with review of SEC filings for the Fund. PwC is located at 300 Madison Avenue, New York, New York 10017.

[Representatives of PwC will be available at the Meeting by telephone to answer any appropriate questions and will have the opportunity to make a statement if they desire to do so.]

Significant Stockholders

As of Record Date, the following Stockholders owned beneficially more than 5% of the Fund’s outstanding Shares as reported to the Securities and Exchange Commission pursuant to Rule 13d-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common Stock	City of London Investment Group, PLC* and City of London Investment Management Company Limited 77 Gracechurch Street London, England EC3V 0AS	[1,845,302	]	[36.66	%]
Common Stock	Lazard Ltd, 30 Rockefeller Plaza New York, NY 10012	[793,536	]	[15.76	%]
Common Stock	1607 Capital Partners 13 S. 13th Street Suite 400 Richmond, VA 23219	[534,120	]	[10.61	%]
Common Stock	Gates William Henry 2365 Carillon Point Kirkland, WA 98033	[330,312	]	[6.56	%]

*

City of London Investment Group, PLC is deemed to have sole voting power and sole investment power with respect to the above number of Shares through its control of City of London Investment Management Company Limited.

Except as noted above, to the best of the Fund’s knowledge, as of the Record Date no other person owned beneficially more than 5% of the Fund’s outstanding Shares.

Fund Capital Structure

The Fund and the Board continuously evaluate market conditions and the Fund’s capital structure, and the Fund retains the flexibility to modify its capital structure, including to add, increase, decrease or refinance any leverage arrangements, subject to applicable regulations.

III. VOTING INFORMATION

Record Date, Quorum and Methods of Tabulation

Stockholders of record at the close of business on the Record Date are entitled to notice of, and to vote at, the Meeting. A quorum for the Fund at the Meeting will consist of the presence by remote communication or by proxy of a majority of the total outstanding Shares of the Fund entitled to vote at the Meeting.

Each whole Share of the Fund shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. Shares represented by timely, duly executed proxies will be voted as you instruct. If no specification is made, shares will be voted in accordance with the recommendation of the Directors. Proxies may be revoked at any time before they are exercised by sending a written revocation which is received by the Secretary of the Fund prior to any such exercise, by properly executing a later-dated proxy, or by attending the Meeting by remote communication and voting.

Votes cast by proxy or virtually at the Meeting will be counted by persons appointed by the Fund as tellers both for the purpose of determining the presence of a quorum and for calculating the votes cast on the issues before the Meeting.

Any proposals properly before the Meeting for which sufficient favorable votes have been received by the time of the Meeting will be acted upon and such action will be final regardless of whether the Meeting is adjourned to permit additional solicitation with respect to any other proposal with respect to which a quorum has not been reached.

Adjournments

Whether or not a quorum is present, the Meeting may be adjourned from time to time (with respect to any one or more matters, including the Proposal) by the chairman of the Meeting without notice other than announcement at the Meeting at which the adjournment is taken. In addition, upon motion of the chairman of the Meeting, the question of adjournment may be submitted to a vote of the stockholders, and, in any such case, any adjournment with respect to one or more matters must be approved by the vote of holders of a majority of the Shares present virtually or by proxy and entitled to vote with respect to the matter or matters adjourned, and without further notice other than announcement at the Meeting at which the adjournment is taken. On any adjournment put to a Stockholder vote, the persons named as proxies on the enclosed proxy card will exercise their best judgment to vote as they deem to be in the best interest of Stockholders. Unless a proxy is otherwise limited in this regard, any Shares present virtually and entitled to vote at the Meeting that are represented by broker non-votes, may, at the discretion of the proxies named therein, be voted in favor of such an adjournment. Adjournment will subject the Fund to additional expenses. An adjournment may not extend beyond a date 120 days after the Record Date (defined above).

Solicitation of Proxies

The solicitation of proxies by personal interview, mail and telephone may be made by officers and Directors of the Fund and officers and employees of AllianzGI U.S., its affiliates and other representatives of the Fund. The Fund has retained AST Fund Solutions, LLC (“AST”) to serve as proxy solicitor and tabulator of proxies and this cost as well as the legal, audit and other costs of preparing, printing and mailing this Proxy Statement and the cost of holding the Meeting (including the costs of any additional solicitation and any adjourned session) are anticipated to be approximately $[●], all of which will be borne by the Fund.

Stockholder Proposals

It is currently anticipated that the Fund’s next annual meeting of Stockholders after the Meeting address in this Proxy Statement will be held in October 2021. Stockholders wishing to submit proposals pursuant to Rule 14a-8 under the Exchange Act for inclusion in the proxy statement for the Fund’s 2021 annual meeting of stockholders should send their written proposals to the Secretary of the Fund by May 5, 2021. The timely submission of a proposal does not guarantee its inclusion.

For nominations of candidates for election as Directors (other than nominations made by or at the recommendation of the Directors) or other business to be properly brought before the Fund’s 2021 annual meeting by a stockholder, the stockholder must comply with the Fund’s By-Laws, which, among other things, require that the stockholder must give timely notice thereof in writing to the Secretary of the Fund, the stockholder must be a stockholder of record, and the notice must contain the information about the nomination or other business that is required by the Fund’s By-Laws. To be timely, any such notice must be delivered to or mailed by certified mail, return receipt requested, and received at the principal executive offices of the Fund not later than 90 days nor more than 120 days prior to the date of the meeting; provided, however, that if less than 100 days’ notice or prior public disclosure is given or made to stockholders, any such notice by a stockholder to be timely must be so received not later than the close of business on the 10th day following the earlier of the day on which such notice of the date of the meeting was given or such public disclosure was made.

The Fund may exercise discretionary voting authority with respect to stockholder proposals for the Meeting that are not included in this proxy statement and form of proxy, but that were timely received by the Fund. Discretionary voting authority is the ability to vote proxies that stockholders have executed and returned to the Fund on matters not specifically reflected on the form of proxy.

Other Matters

Although the Meeting has been called to transact any other business that may properly come before it, the only business that management intends to present or that it knows that others will present is the Proposal listed in the Notice of Special Meeting of Stockholders. If any other matters properly come before the Meeting, the persons named in properly executed proxies have discretionary authority to vote such proxies as they shall decide.

Only one copy of this Proxy Statement may be mailed to a household, even if more than one person in a household is a Fund Stockholder of record, unless the Fund has received contrary instructions from one or more of the Stockholders. If you need additional copies of this Proxy Statement and you are a holder of record of your Shares, please call AST at1-877-361-7967. If your Shares are held in broker street name, please contact your financial service firm to obtain additional copies of this Proxy Statement. If in the future you do not want the mailing of notices of proxy statements and information statements to be combined with those of other members of your household, or if you have received multiple copies of this proxy statement and want future mailings to be combined with those of other members of your household, please call AST at 1-877-361-7967, or contact your financial service firm.

Appendix A

INVESTMENT ADVISORY AGREEMENT

AGREEMENT, made this                      of             , 2021, between The Korea Fund, Inc., a Maryland corporation (the “Fund”) and JPMorgan Asset Management (Asia Pacific) Limited, a Hong Kong private company limited by shares with its registered office at 21st Floor, Charter House, 8 Connaught Road Central, Hong Kong (the “Adviser”). This Agreement shall be effective as of the date first written above.

WHEREAS, the Fund is registered with the Securities and Exchange Commission (the “Commission” or the “SEC”) as a closed-end management investment company under the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (the “1940 Act”); and

WHEREAS, the Fund desires to retain the Adviser to render investment advisory services, and the Adviser is willing to render such services;

NOW, THEREFORE, WITNESSETH: that in consideration of the premises and mutual promises hereinafter set forth, the parties hereto agree as follows:

1. The Fund hereby appoints the Adviser to act as investment adviser to the Fund for the period and on the terms set forth in this Agreement, as amended or supplemented from time to time. The Adviser hereby accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

2. Subject to the general supervision of the Fund’s Board of Directors (the “Directors”), the Adviser shall manage the investment operations of the Fund and the composition of the Fund’s holdings of securities and investments, including cash, the purchase, retention and disposition thereof and agreements relating thereto, subject to the following agreements and understandings:

(a) The Adviser shall, at its own expense, furnish a continuous investment program for the Fund and determine from time to time what investments or securities will be purchased, retained, sold or lent by the Fund, and what portion of the assets will be invested or held uninvested as cash.

(b) The Adviser shall use the same skill and care in the management of the Fund’s investments as it uses in the administration of other accounts for which it has investment responsibility as agent.

(c) The Adviser represents and warrants that it is registered with Commission as an investment adviser under the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (the “Advisers Act”) and will maintain such registration in good standing while this Agreement remains in effect, and shall otherwise at all times have and maintain all such other U.S. and non-U.S. registrations, licenses and governmental approvals and authorizations necessary or required for the Adviser to provide the services contemplated hereunder.

(d) The Adviser, in the performance of its investment management and other duties and obligations under this Agreement, shall act in conformity with the Fund’s Articles of Incorporation and By-laws, each as amended or restated, and the Fund’s then-current investment objectives, policies and restrictions as stated in the Fund’s most recently effective registration statement on Form N-2, as amended or supplemented, including with respect to any amendments, changes or additions to such investment objectives, policies and restrictions as may be approved by the Board and/or disclosed in the Fund’s shareholder reports or other public filings or press releases, including during periods in which the Fund does not have an active, effective registration statement, (collectively, the “Governing Documents”) and with directions of the Directors of the Fund that are not inconsistent with the Governing Documents. In the performance of its duties and obligations hereunder, the Adviser shall also conform to and comply with the requirements of the 1940 Act and all other applicable U.S. federal and state and non-U.S. laws and regulations, including, without limitation, any applicable SEC exemptive relief, no-action letters or other guidance, and the provisions of the Internal Revenue Code of 1986 relating to regulated investment companies and the rules and regulations of the Commodity Futures Trading Commission and any securities exchanges on which the Fund’s shares are listed for trading.

(e) The Adviser shall determine the securities to be purchased, sold or lent by the Fund and as agent for the Fund will effect portfolio transactions pursuant to its determinations either directly with the issuer or with any broker and/or dealer in such securities; the Adviser shall also, without limitation as to any other type of security or instrument, determine whether and when the Fund shall enter into repurchase or reverse repurchase agreements.

Appendix A

In the selection of brokers or dealers and the placing of orders for the purchase and sale of portfolio investments for the Fund, the Adviser shall seek to obtain for the Fund the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services as described below. In using its best efforts to obtain for the Fund the most favorable price and execution available, the Adviser, bearing in mind the Fund’s best interests at all times, shall consider all factors it deems relevant, including by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker or dealer involved and the quality of service rendered by the broker or dealer in other transactions. Subject to such policies as the Directors may determine, the Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Fund to pay a broker or dealer that provides “brokerage and research services” (as defined in the 1934 Act, giving effect to any interpretations thereof or exemptive relief granted by the Commission and/or its staff) to the Adviser an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Adviser’s overall responsibilities with respect to the Fund and to other clients of the Adviser as to which the Adviser exercises investment discretion. The Fund hereby agrees with the Adviser and with any Subadviser as provided in Section 2(h) hereof that any entity or person associated with the Adviser or such Subadviser which is a member of a national securities exchange is authorized to effect any transaction on such exchange for the account of the Fund which is permitted by Section 11(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “1934 Act”).

On occasions when the Adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other customers of the Adviser, the Adviser may, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be so sold or purchased in order to obtain best execution, including lower brokerage commissions or other transaction costs, if applicable. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund.

(f) The Adviser shall maintain books and records with respect to the Fund’s securities transactions and as otherwise required in connection with the Adviser’s services on behalf of the Fund hereunder, and shall render to the Fund’s Directors such periodic and special reports, each as required by the 1940 Act and the Advisers Act, and as otherwise may be reasonably requested by the Directors.

(g) The Adviser shall have the responsibility to exercise or procure the exercise of any voting right attaching to investments of the Fund in accordance with the Adviser’s proxy voting policies and procedures in effect from time to time. The Directors will approve such policies as the Fund’s proxy voting policies. Unless otherwise determined by the Directors and notified to the Adviser, the Adviser shall have the responsibility to exercise or procure the exercise of any rights of the Fund with respect to any class action proceedings or other corporate or legal actions concerning investments of the Fund.

(h) It is understood and agreed that the Adviser may from time to time employ or associate with such other entities or persons as the Adviser believes appropriate to assist in the performance of this Agreement (each a “Subadviser”), and that any such Subadviser shall have all of the rights and powers of the Adviser set forth in this Agreement; provided, that the Fund shall not pay any additional compensation for the services provided by any Subadviser and the Adviser shall be as fully responsible to the Fund for the acts and omissions of the Subadviser as it is for its own acts and omissions hereunder unless otherwise agreed by the parties; and provided further, that the retention of any Subadviser to act as a discretionary portfolio manager shall be approved in advance by (i) the Directors of the Fund and (ii) the shareholders of the Fund if and to the extent required under any applicable provisions of the 1940 Act and related Commission guidance or exemptive relief. The Adviser will review, monitor and report to the Fund’s Directors regarding the performance and investment procedures of any Subadviser acting as a discretionary portfolio manager. In the event that the services of any Subadviser are terminated, the Adviser may provide investment advisory services pursuant to this Agreement to the Fund without a Subadviser and without further shareholder approval to the extent consistent with the 1940 Act and any related Commission guidance or exemptive relief. A Subadviser may be an affiliate of the Adviser. For the avoidance of doubt, the Adviser may, to the extent permitted by the 1940 Act and other applicable law, and at the Adviser’s expense, utilize affiliates and other third parties to perform research services and duties such as accounting, reporting, proxy voting, international order routing and other services ancillary to the investment advisory services called for hereunder without seeking the aforementioned prior approvals, provided that the Adviser shall be as fully responsible to the Fund for the acts and omissions of such affiliates or other third parties as it is for its own acts and omissions hereunder unless otherwise agreed by the parties.

Appendix A

Notwithstanding the foregoing, it is understood that the Fund may retain the Adviser and/or its affiliates to provide administrative, custody and other services not called for under this Agreement and pay compensation or reimbursement therefor separate from and in addition to the compensation payable for investment advisory services under this Agreement.

(i) The investment advisory services of the Adviser under this Agreement are not to be deemed exclusive, and the Adviser shall be free to render similar services to others.

3. The Adviser shall keep the Fund’s books and records required to be maintained by it pursuant to paragraph 2(f). The Adviser agrees that all records which it maintains for the Fund are the property of the Fund and it will promptly surrender any of such records to the Fund upon the Fund’s request. The Adviser further agrees to preserve for the periods prescribed by Rule 3la-2 of the Commission under the 1940 Act any such records as are required to be maintained by the Adviser with respect to the Fund by Rule 31a-1 of the Commission under the 1940 Act.

4. The Adviser and/or its affiliates (together, “JPMorgan Chase”) perform investment services, including rendering investment advice, to varied clients. The Adviser, JPMorgan Chase and its or their directors, officers, agents, and/or employees may render similar or differing investment advisory services to clients and may give advice or exercise investment responsibility and take such other action with respect to any of its other clients that differs from the advice given or the timing or nature of action taken with respect to another client or group of clients, provided that such activities will not adversely affect or otherwise impair the performance by the Adviser of its duties and obligations under this Agreement and such activities are not otherwise prohibited by applicable law. It is the Adviser’s policy, to the extent practicable, to allocate, within its reasonable discretion, investment opportunities among clients over a period of time on a fair and equitable basis. One or more of the Adviser’s other client accounts may at any time hold, acquire, increase, decrease, dispose, or otherwise deal with positions in investments in which another client account may have an interest from time-to-time.

The Adviser, JPMorgan Chase, and any of its or their directors, partners, officers, agents or employees, may also buy, sell, or trade securities for their own accounts or the proprietary accounts of the Adviser and/or JPMorgan Chase. The Adviser and/or JPMorgan Chase, within their discretion, may make different investment decisions and other actions with respect to their own proprietary accounts than those made for client accounts, including the timing or nature of such investment decisions or actions. Further, the Adviser is not required to purchase or sell for any client account securities that it, JPMorgan Chase, and any of its or their employees, principals, or agents may purchase or sell for their own accounts or the proprietary accounts of the Adviser, or JPMorgan Chase or its clients.

5. During the term of this Agreement the Adviser will pay all expenses incurred by it or its affiliates or other third-parties in connection with the Adviser’s provision of services and activities under this Agreement, other than the cost of securities and investments purchased for a Fund (including taxes and brokerage commissions, if any). The Adviser assumes and shall pay for maintaining its staff and personnel and shall, at its own expense, provide the equipment, office space, office supplies, including stationary, and facilities necessary to perform its obligations under this Agreement, including, but not limited to, communications facilities and computer systems and applications.

6. For the services provided and the expenses borne by the Adviser pursuant to this Agreement, the Fund will pay to the Adviser as full compensation therefor a fee in United States dollars which, on an annual basis, is equal to 0.700% per annum of the value of the Fund’s average daily net assets up to and including $250 million of net assets, and 0.650% per annum of the value of the Fund’s average daily net assets in excess of $250 million of net assets. Such fee will be computed daily and paid monthly within five (5) business days after the end of such month. If the Adviser shall serve for less than the whole of a month, the foregoing compensation shall be prorated for such month. The value of the net assets of the Fund shall be determined pursuant to the applicable provisions of the Articles of Incorporation and By-laws of the Fund, each as amended or restated, and the average daily net assets of the Fund shall be determined by taking an average of all the determinations of such amount during such month at the close of business on each business day during such month while this Agreement is in effect.

In the event that the Adviser has agreed to a fee waiver or an expense limitation or reimbursement arrangement with the Fund, subject to such terms and conditions as the Adviser and the Fund may set forth in such agreement, the compensation due to the Adviser hereunder shall be reduced, and, if necessary, the Adviser shall bear expenses with respect to the Fund, to the extent required by such fee waiver or expense limitation or reimbursement arrangement.

7. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act) or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

Appendix A

8. Notice is hereby given that this Agreement is executed on behalf of the Directors of the Fund as directors and not individually and that the obligations of the Fund under this Agreement are not binding upon any of the Directors or shareholders of the Fund individually, but are binding only upon the assets and property of the Fund.

9. This Agreement will become effective as of the date first written above and, unless sooner terminated as provided herein, shall continue in effect for an initial period of two (2) years from such effective date. Thereafter, if not sooner terminated as provided herein, this Agreement shall continue in effect for successive periods of one (1) year, but only so long as such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act. This Agreement may be terminated at any time, without the payment of any penalty, by vote of a majority of all the Directors of the Fund or by the affirmative vote of “a majority of the outstanding voting securities” (as defined in the 1940 Act) of the Fund on 60 days’ written notice to the Adviser, or by the Adviser at any time, without the payment of any penalty, on 90 days’ written notice to the Fund. This Agreement will automatically and immediately terminate in the event of its “assignment” (as defined in the 1940 Act).

10. The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Directors of the Fund from time to time, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

11. This Agreement may be amended by mutual written consent, subject to any requirements for approval by the vote of a majority of the outstanding voting securities of the Fund by the provisions of Section 15 of the 1940 Act. In addition to the requirements of this paragraph 11, the terms of any amendment of this Agreement must be approved by a vote of a majority of those Directors of the Fund who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such amendment.

12. Notices of any kind to be given to the Adviser by the Fund shall be in writing and shall be duly given if mailed or delivered to the Adviser at JPMorgan Asset Management (Asia Pacific) Limited, 21st Floor, Charter House, 8 Connaught Road Central, Hong Kong, or at such other address or to such other individual as shall be specified by the Adviser to the Fund. Notices of any kind to be given to the Fund by the Adviser shall be in writing and shall be duly given if mailed or delivered to the Secretary of the Fund at the Fund’s then principal business address.

13. No person other than the Fund and the Adviser is a party to this Agreement or shall be entitled to any right or benefit arising under or in respect of this Agreement; there are no third-party beneficiaries of this Agreement. Without limiting the generality of the foregoing, nothing in this Agreement is intended to, or shall be read to, (i) create in any person other than the Fund (including without limitation any shareholder of the Fund) any direct, indirect, derivative, or other rights against the Adviser, or (ii) create or give rise to any duty or obligation on the part of the Adviser (including without limitation any fiduciary duty) to any person other than the Fund, all of which rights, benefits, duties, and obligations are hereby expressly excluded.

14. Terms used in this Agreement that are defined by reference to the 1940 Act shall be construed in a manner consistent with the 1940 Act, giving effect to any applicable order or orders of the Commission or any rules or regulations adopted by, or interpretative releases, no-action letters or other positions of, the Commission or its staff.

15. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original.

16. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of law principles thereof.

Appendix A

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the date first listed above.

THE KOREA FUND, INC.

By:
Name:
Title:

JPMORGAN ASSET MANAGEMENT (ASIA PACIFIC) LTD.

By:
Name:
Title:

Proxy Card

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. PLEASE CAST YOUR PROXY VOTE TODAY!

PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 11, 2020

The undersigned hereby appoints Thomas J. Fuccillo, Angela Borreggine and Orhan Dzemaili, and each of them, the proxies of the undersigned, with full power of substitution in each of them, to represent the undersigned and to vote all shares of The Korea Fund, Inc. that the undersigned is entitled to vote at the Special Meeting of Stockholders of The Korea Fund, Inc. to be held via conference call, on Friday, December 11, 2020 at 9:00 a.m. Eastern time, and at any adjournment or postponement thereof. The undersigned acknowledges receipt of the Notice of Special Meeting of Stockholders and accompanying Proxy Statement and revokes any proxy previously given with respect to the meeting.

Do you have questions?

If you have any questions about how to vote your proxy or about the meeting in general, please call toll-free (800) 713-9968. Representatives are available to assist you Monday through Friday 9 a.m. to 10 p.m. Eastern Time.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 11, 2020. The 2020 Proxy Statement is available at www.thekoreafund.com.

THE KOREA FUND, INC. YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED.
Please sign this proxy exactly as your name or names appear hereon. Each joint owner should sign. Directors and other fiduciaries should indicate the capacity in which they sign. If a corporation, partnership or other entity, this signature should be that of a duly authorized individual who should state his or her title.
SIGNATURE (AND TITLE IF APPLICABLE) DATE

SIGNATURE (IF HELD JOINTLY) DATE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED. IF NO INSTRUCTIONS ARE INDICATED ON A PROPERLY EXECUTED PROXY, THE UNDERSIGNED’S VOTE WILL BE CAST “FOR” THE PROPOSAL. THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES WITH RESPECT TO ANY OTHER MATTER THAT PROPERLY COMES BEFORE THE MEETING.

TO VOTE, MARK ONE CIRCLE IN BLUE OR BLACK INK. Example: 🌑

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE FOLLOWING:

PROPOSALS

	FOR	AGAINST	ABSTAIN

1. Approval of a new investment advisory agreement between The Korea Fund, Inc. and JPMorgan Asset Management (Asia Pacific) Limited.	O	O	O

2. The transaction of such other business as may properly come before the Special Meeting and any adjournment(s) or postponement(s) thereof.

THANK YOU FOR VOTING